UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 494-0505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities

On December 27, 2019, The Coretec Group, Inc. (the “Company”) issued 123,330,803 shares of common stock (“Common Stock”) of the Company upon the conversion of debt held by certain holders (the “Legacy Holders”), which Legacy Holders consists substantially of the Company’s Co-Chairmen, Victor Keen and Simon Calton. The total outstanding debt converted was $2,711,358.76 (“Legacy Debt”), which consisted of $2,017,434.06 in outstanding principal and $693,924.70 in accrued interest. The Legacy Debt was converted at a conversion price of $0.022 per share (“Conversion Price), which Conversion Price was determined by the Company’s Board of Directors (the “Board”) at a time during which the price of Common Stock was quoted significantly lower than the price quoted immediately prior to this Current Report.

As previously reported, on October 4, 2019 the Company entered into a credit agreement (the “Credit Agreement”) and related convertible promissory note with Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC, a Grand Cayman entity (the “Lender”). After communications between the Company and Lender, and in preparation of the Credit Agreement, the Board agreed to and approved the conversion of the Legacy Debt into shares of the Common Stock at the Conversion Price at any time prior to December 31, 2019. In seeking the capital raise with the Lender, and in order to clean up the Company’s balance sheet, it was apparent to the Board that maintaining the Legacy Debt on the Company’s books was incompatible with the intent of the capital raise with the Lender and the continued draw downs anticipated under the Credit Agreement. The Legacy Debt was initially arranged by the Company after a significant, yet unsuccessful, search to secure third party financing. Furthermore, since the Legacy Holders were willing to convert such Legacy Debt into shares of Common Stock, the Company, believing it to be in its best interest and a necessary component to continuing to draw down debt pursuant to the Credit Agreement, agreed with the conversion of such Legacy Debt.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CORETEC GROUP, INC.

Date: December 27, 2019	By:	/s/ Ronald W. Robinson
	Name:	Ronald W. Robinson
	Title:	Chief Financial Officer